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                                   EXHIBIT 4.2

                           CERTIFICATE OF DESIGNATION

                                       OF

                          COUNTRY MAID FINANCIAL, INC.

                            A WASHINGTON CORPORATION

Country Maid Financial, Inc. ("Company"), a corporation organized and existing under and by virtue of the Washington Business Corporation Act,

        DOES HEREBY CERTIFY:

A. That the Board of Directors of the Company, by unanimous vote at a special meeting of directors, adopted a resolution on April 29, 1999 proposing and declaring advisable the following:

        RESOLVED, that the Board of Directors pursuant to the authority expressly vested in it by the Articles of Amendment to the Company's Articles of Incorporation, filed with the Secretary of State on September 23, 1998, designate 500,000 shares of Convertible Class A Series I Preferred Stock. The powers, designations, preferences and rights are as follows:

        CLASS A SERIES I PREFERRED

        1.0 DIVIDENDS

        1.1 The holders of Class A Series I Preferred Stock are entitled to cumulative dividends from the date of issue, when and if declared by the Board of Directors, out of profits or capital legally available for that purpose according to RCW 23B.06.400, at a rate of eight percent (8%) per annum of the subscription price which is the amount paid by the holder to the Company as consideration for the certain number of preferred stock received as recognized by the Board of Directors ("Subscription Price"). The dividend will be payable monthly beginning thirty days after the first date of issue. The Board of Directors has no right to declare a dividend to common shareholders or other securities ranking junior to the Preferred Stock unless all prior dividends on the Class A Series I Preferred Stock are paid in full. Distribution by the Company of dividends on capital stock may result in certain tax effects to shareholders. No right to any dividends shall accrue to holder under this paragraph in the event the Company shall fail to declare dividends.

        2.0 CONVERSION

               2.1 The Class A Series I Preferred Stock is convertible at the option of the holder, but not earlier than twelve (12) months after the date of the holder's subscription of the Preferred Stock ("Subscription Date"), unless previously redeemed by the Company, into the nearest whole number of common stock ("Conversion Shares") the Subscription Price would be able to purchase at the Company's average common stock price ("Average Stock Price") which will be equivalent to the mean between the closing bid and asked quotations for the Company's common stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any other reliable quotation system if the common stock is not listed on NASDAQ, for


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the 60 trading days last preceding the date of conversion.

        2.2 Unless the Company, at its election, acts to obtain effectiveness of a registration statement under the Securities Act covering the Conversion Shares, the Class A Series I Preferred Stock shall be converted into restricted common stock as the term "restricted" is defined in Rule 144 under the Securities Act. The Company has no obligation to register the Conversion Shares.

        2.3 Conversion eliminates all rights and preferences resulting from the Class A Series I Preferred Stock. The Company covenants that the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable.

        2.4 No fractional share of common stock will be issued upon conversion of the Class A Series I Preferred Stock, but if the conversion results in a fractional share, the Company will, at its option, either round the fractional share upward to the next whole integer or pay to the converting holder an amount, in U.S. funds, not less than the cash conversion value of the fractional interest.

        2.5 In the event the Board of Directors of the Company acts to convert Class A Series I Preferred Stock, the Company will take all steps reasonably necessary to permit the conversion of the Class A Series I Preferred Stock and the issuance of the Conversion Shares under the applicable state securities laws of those states in which the Class A Series I Preferred Stock is originally sold. The Company will take any reasonable steps which it determines, in its sole discretion, are necessary to permit the conversion of the Class A Series I Preferred Stock and the issuance of the Conversion Shares under the laws of any other state in which the holder then resides, on the written request to do so by the holder, but in no event shall the Company be required to consent to the general service of process in any state other than those states in which the Class A Series I Preferred Stock being offered is originally sold. If the holder resides in any state where the Company cannot, with the exercise of reasonable diligence and without consenting to general service of process, obtain an exemption for the issuance of the Conversion Shares, the holder may not, as a result, be able to receive the Conversion Shares in exchange for Class A Series I Preferred Stock and the Company is under no obligation to issue the Conversion Shares in those circumstances.

        3.0 REDEMPTION

        3.1 The Class A Series I Preferred Stock is redeemable at any time at the option of the Company, in whole or in part, upon payment by the Company, in its sole discretion, of the redemption price consisting of the Average Stock Price of the Conversion Shares as described above in paragraph 2.1 plus an amount equal to all declared and accrued dividends ("Redemption Price"). Upon notice of redemption, Preferred Stockholders shall have a 30-day period after delivery of the Company's notice to convert the Preferred Stock into Conversion Shares.

        3.2 No mandatory sinking fund payments or other similar provisions have been established to redeem the aggregate principal amount of the Class A Series I Preferred Stock issued, together with dividends, if any.

        4.0 LIQUIDATION

        4.1 If there is a liquidation of the Company, a holder of Class A Series I Preferred Stock is entitled to a pro rata liquidation preference in an amount equal to the Subscription Price plus any accrued dividends to the date of distribution, before any distribution or payment to the holders of common stock or any other security ranking junior to this class and series of Class A Series I Preferred Stock .

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        5.0 VOTING

        5.1 The Class A Series I Preferred Stock is entitled to one vote per share together as one class with common shareholders on all matters upon which common shareholders are entitled to vote.

        6.0 MISCELLANEOUS

        6.1 There are no restrictions on the Company's ability to sell, lease, or encumber the assets of the Company. There are no restrictions requiring the maintenance of any asset ratio or the creation or maintenance of reserves by the Company. Holders of Class A Series I Preferred Stock have no preemptive rights. The Class A Series I Preferred Stock, on issuance against full payment of the purchase price, will be fully paid and nonassessable.

B. That the Board of Directors of the Company, by unanimous vote at a special meeting of directors, adopted a resolution on April 29, 1999, proposing and declaring advisable the following:

        RESOLVED, that the Board of Directors pursuant to the authority expressly vested in it by the Certificate of Incorporation, designate 500,000 shares of Convertible Class B Series I Preferred Stock. The powers, designations, preferences and rights are as follows:

        CLASS B SERIES I PREFERRED

        1.0 STOCK DIVIDENDS

        1.1 The holders of Class B Series I Preferred Stock are entitled to cumulative stock dividends from the date of issue, at a rate of eight percent (8.0%) per annum of the Subscription Price, payable quarterly, by the issuance of the common stock of the Company based on the Average Stock Price, which will be equivalent to the mean between the closing bid and asked quotations for the Company's common stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any other reliable quotation system if the common stock is not listed on NASDAQ, for the 30 trading days last preceding the date of conversion. The Board of Directors has no right to declare a dividend to common shareholders or other securities ranking junior to the Class B Series I Preferred Stock unless all prior dividends on the Class B Series I Preferred Stock have been paid in full. No right to any dividends shall accrue to holder under this paragraph in the event the Company shall fail to declare dividends.

        2.0 CONVERSION

        2.1 The Class B Series I Preferred Stock is convertible at the option of the holder, but not earlier than twelve (12) months after the date of the holder's subscription of the Preferred Stock ("Subscription Date"), unless previously redeemed by the Company, into the nearest whole number of common stock ("Conversion Shares") the Subscription Price would be able to purchase at the Company's average common stock price ("Average Stock Price") which will be equivalent to the mean between the closing bid and asked quotations for the Company's common stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any other reliable quotation system if the common stock is not listed on NASDAQ, for the 60 trading days last preceding the date of conversion.

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        2.2 Unless the Company, at its election, acts to obtain effectiveness of a registration statement under the Securities Act covering the Conversion
Shares, the Class B Series I Preferred Stock shall be converted into restricted common stock as the term "restricted" is defined in Rule 144 under the Securities Act. The Company has no obligation to register the Conversion Shares.

        2.3 Conversion eliminates all rights and preferences resulting from the Class B Series I Preferred Stock. The Company covenants that the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable.

        2.4 No fractional share of common stock will be issued upon conversion of the Class B Series I Preferred Stock, but if the conversion results in a fractional share, the Company will, at its option, either round the fractional share upward to the next whole integer or pay to the converting holder an amount, in U.S. funds, not less than the cash conversion value of the fractional interest.

        2.5 In the event the Board of Directors of the Company acts to convert Class B Series I Preferred Stock, the Company will take all steps reasonably necessary to permit the conversion of the Class B Series I Preferred Stock and the issuance of the Conversion Shares under the applicable state securities laws of those states in which the Class B Series I Preferred Stock is originally sold. The Company will take any reasonable steps which it determines, in its sole discretion, are necessary to permit the conversion of the Class B Series I Preferred Stock and the issuance of the Conversion Shares under the laws of any other state in which the holder then resides, on the written request to do so by the holder, but in no event shall the Company be required to consent to the general service of process in any state other than those states in which the Class B Series I Preferred Stock being offered is originally sold. If the holder resides in any state where the Company cannot, with the exercise of reasonable diligence and without consenting to general service of process, obtain an exemption for the issuance of the Conversion Shares, the holder may not, as a result, be able to receive the Conversion Shares in exchange for Class B Series I Preferred Stock and the Company is under no obligation to issue the Conversion Shares in those circumstances.

        3.0 REDEMPTION

        3.1 The Class B Series I Preferred Stock is redeemable at any time at the option of the Company, in whole or in part, upon payment by the Company in its sole discretion of the redemption price consisting of the Average Stock Price of the Conversion Shares as described above in paragraph 2.1 plus an amount equal to all declared and accrued dividends ("Redemption Price"). Upon notice of redemption, Preferred Stockholders shall have a 30-day period after delivery of the Company's notice to convert the Preferred Stock into Conversion Shares.

        3.2 No mandatory sinking fund payments or other similar provisions have been established to redeem the aggregate principal amount of the Class B Series I Preferred Stock issued, together with dividends, if any.

        4.0 LIQUIDATION

        4.1 If there is a liquidation of the Company, holder of Class B Series I Preferred Stock is entitled to a pro rata liquidation preference in an amount equal to the Subscription Price per share plus any amount equal to the value of the declared and accrued stock dividends to the date of distribution, before any distribution or payment to the holders of common stock or any other security ranking junior to this class and series of Class B Series I Preferred Stock.

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        5.0 VOTING RIGHTS

        5.1 The Class B Series I Preferred Stock is entitled to one vote per share together as one class with common shareholders on all matters upon which common shareholders are entitled to vote.

        6.0 MISCELLANEOUS

        6.1 There are no restrictions on the Company's ability to sell, lease, or encumber the assets of the Company. There are no restrictions requiring the maintenance of any asset ratio or the creation or maintenance of reserves by the Company. Holders of Class B Series I Preferred Stock have no preemptive rights. The Class B Series I Preferred Stock, on issuance against full payment of the purchase price, will be fully paid and nonassessable.

C. That the Board of Directors of the corporation, by unanimous vote at a special meeting of directors, adopted a resolution on April 29, 1999, proposing and declaring advisable the following:

        RESOLVED, that the Board of Directors pursuant to the authority expressly vested in it by the Certificate of Incorporation, designate 500,000 shares of Convertible Class C Series I Preferred Stock. The powers, designations, preferences and rights are as follows:

        CLASS C SERIES I PREFERRED

        1.0 NO DIVIDENDS

        1.1 The holders of Class C Series I Preferred Stock are not entitled to dividends.

        2.0 CONVERSION

        2.1 The Class C Series I Preferred Stock is convertible at the option of the holder, but not earlier than twelve (12) months after the date of the holder's subscription of the Preferred Stock ("Subscription Date"), unless previously redeemed by the Company, into the nearest whole number of common stock ("Conversion Shares") the Subscription Price would be able to purchase at the Company's average common stock price ("Average Stock Price") which will be equivalent to the mean between the closing bid and asked quotations for the Company's common stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any other reliable quotation system if the common stock is not listed on NASDAQ, for the 60 trading days last preceding the date of conversion.

        2.2 Unless the Company, at its election, acts to obtain effectiveness of a registration statement under the Securities Act covering the Conversion Shares, the Class C Series I Preferred Stock shall be converted into restricted common stock as the term "restricted" is defined in Rule 144 under the Securities Act. The Company has no obligation to register the Conversion Shares.

        2.3 Conversion eliminates all rights and preferences resulting from the Class C Series I Preferred Stock. The Company covenants that the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable.

        2.4 No fractional share of common stock will be issued upon conversion of the Class C


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Series I Preferred Stock, but if the conversion results in a fractional share, the Company will, at its option, either round the fractional share upward to the next whole integer or pay to the converting holder an amount, in U.S. funds, not less than the cash conversion value of the fractional interest.

        2.5 In the event the Board of Directors of the Company acts to convert Class C Series I Preferred Stock, the Company will take all steps reasonably necessary to permit the conversion of the Class C Series I Preferred Stock and the issuance of the Conversion Shares under the applicable state securities laws of those states in which the Class C Series I Preferred Stock is originally sold. The Company will take any reasonable steps which it determines, in its sole discretion, are necessary to permit the conversion of the Class C Series I Preferred Stock and the issuance of the Conversion Shares under the laws of any other state in which the holder then resides, on the written request to do so by the holder, but in no event shall the Company be required to consent to the general service of process in any state other than those states in which the Class C Series I Preferred Stock being offered is originally sold. If the holder resides in any state where the Company cannot, with the exercise of reasonable diligence and without consenting to general service of process, obtain an exemption for the issuance of the Conversion Shares, the holder may not, as a result, be able to receive the Conversion Shares in exchange for Class C Series I Preferred Stock and the Company is under no obligation to issue the Conversion Shares in those circumstances.

        3.0 REDEMPTION

        3.1 The Class C Series I Preferred Stock is redeemable at any time at the option of the Company, in whole or in part, upon payment by the Company in its sole discretion of the redemption price consisting of the Average Stock Price of the Conversion Shares as described above in paragraph 2.1 ("Redemption Price"). Upon notice of redemption, Preferred Stockholders shall have a 30-day period after delivery of the Company's notice to convert the Preferred Stock into Conversion Shares.

        3.2 No mandatory sinking fund payments or other similar provisions have been established to redeem the aggregate principal amount of the Class C Series I Preferred Stock issued.

        4.0 LIQUIDATION

        4.1 If there is a liquidation of the Company, holder of Class C Series I Preferred Stock is entitled to a pro rata liquidation preference in an amount equal to the Subscription Price per share, before any distribution or payment to the holders of common stock or any other security ranking junior to this class and series of Class C Series I Preferred Stock.

        5.0 VOTING RIGHTS.

        5.1 The Class C Series I Preferred Stock is entitled to one vote per share together as one class with common shareholders on all matters upon which common shareholders are entitled to vote.

        6.0 MISCELLANEOUS

        6.1 There are no restrictions on the Company's ability to sell, lease, or encumber the assets of the Company. There are no restrictions requiring the maintenance of any asset ratio or the creation or maintenance of reserves by the Company. Holders of Class C Series I Preferred Stock have no preemptive rights. The Class C Series I Preferred Stock, on issuance against full payment of the purchase price, will be fully paid and nonassessable.


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        IN WITNESS WHEREOF, the Company has caused this certificate to be signed by C. Richard Kearns, its Chief Executive Officer.

                                COUNTRY MAID FINANCIAL, INC.
                                a Washington corporation


                                By: C. Richard Kearns, Chief Executive Officer

                                State of Oregon
                                County of

                                I certify that I know or have satisfactory evidence that C. Richard Kearns is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Chief Executive Officer of Country Maid Financial, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                                Dated:


                                Signature

                                        Title
                                        My appointment expires


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